News Release

Date: May 1, 2007

Nalco Adjusted EBITDA up 9.8 percent;
Full Year Guidance Reaffirmed

[GRAPHIC OMITTED]

Nalco Company
1601 West Diehl Road
Naperville, IL 60563-1198
www.nalco.com

Media Contact: Charlie Pajor
630 305 1556
cpajor@nalco.com

Investor Contact: Mike Bushman
630 305 1025
mbushman@nalco.com

(Naperville, Illinois) Nalco Holding Company (NYSE:NLC) today announced that it grew first quarter sales 7.1 percent to $909.3 million and more than doubled net income from the prior-year period. Adjusted EBITDA, used to determine compliance with the Company’s debt covenants, improved 9.8 percent to $158.0 million from the year-earlier $143.9 million.

Net income improved 122.7 percent to $19.6 million from 2006 first quarter results of $8.8 million. Diluted earnings per share were 13 cents compared to year-earlier results of 6 cents per share.

‘‘I am pleased with the quarter. We are on the right path to meet our 2007 performance targets. We still have a great deal of work to do to both deliver successful results this year and set the stage for improved performance in the coming years,’’ said Chairman and Chief Executive Officer Dr. William H. Joyce.

First quarter earnings included after-tax charges of $4.7 million for business process optimization, reimbursed benefit plan contributions and unusual charges versus $4.9 million for the same items in the first quarter of 2006. Without these charges, earnings per share would have been 16 cents compared to 9 cents a year ago. (See Attachment 7)

Free Cash Flow generation was $34.9 million, of which $31.3 million was used for Term Loan repayments. A 3.5-cent per share quarterly dividend initiated by the Company at the end of the first quarter is expected to use about $5 million of free cash flow in each quarter going forward.

Organic sales growth amounted to 4.2 percent, while currency impacts added 2.9 percent to reported results. Energy Services grew 7.5 percent organically, led by strong growth in oil field production services. Industrial and Institutional Services (I&IS) grew organically at 3.3 percent, with weakness in Western Europe offset by strong growth in Latin America, Eastern Europe and other emerging geographies. Paper Services was essentially flat, with strong growth in Latin America nearly offsetting weakness in the remaining geographies. Other segment sales grew 12.7 percent organically.

Productivity initiatives generated $13 million in gains in the first quarter toward a 2007 goal of $75 million. ‘‘Our work process improvement efforts are gaining momentum, with a very comprehensive round of Nalco Business Transformation (NBT) process changes, including a complete SAP system upgrade that successfully came on stream last week. We will gain savings going forward from streamlined order entry and production planning practices. Key benefits come from improving customer interactions such as on-time deliveries and billing accuracy. Importantly, we are freeing up our sales engineers to spend more of their time helping customers identify ways to improve their operating performance and financial returns,’’ Dr. Joyce said.

‘‘While generally pleased with the direction of the Company, we have our share of improvement opportunities. Some of our businesses trail expectations. However, growth in Latin America, Eastern Europe and other emerging markets ran well ahead of expectations to keep us on track,’’ stated Dr. Joyce.

2007 Forecast

Nalco reaffirmed its performance guidance for 2007.

‘‘We continue to believe that our prior guidance is proper for the year – organic sales growth of better than 5 percent, 10 percent improvement in Adjusted EBITDA, 30 percent improvement in Free Cash Flow and 50 percent improvement in earnings per share as reported,’’ Dr. Joyce said.

At 40.6 percent, the first quarter effective tax rate was temporarily higher due to certain adjustments that had to be recognized in the quarter rather than as adjustments to Nalco’s annual effective rate. These one-time adjustments do not change the Company’s outlook for an effective tax rate of no more than 36 percent for the full year.

An important assumption in the Company’s projections is that raw material and freight costs remain at or below existing levels. ‘‘We are already seeing higher year-on-year costs from freight and some other items as a result of the recent run-ups in crude oil and refined product prices. We are prepared to handle these increases with additional price movement, but would be challenged if a large escalation in cost occurs late in the year,’’ said Dr. Joyce. ‘‘From what we see today, however, we remain confident in our ability to meet our forecasts.’’

Conference Call

Nalco will discuss first-quarter results in a conference call and Webcast to be held on Wednesday, May 2, at 10:00 a.m. ET. Information on the conference call and Webcast is available on our Web site at www.nalco.com.

Investor Day

Nalco announced that it plans to hold its annual Investor Day on Tuesday, August 28 at its Sugar Land, Texas Energy Services Division headquarters. For more information or to express interest in attending please contact Mike Bushman at mbushman@nalco.com.

About Nalco

Nalco is the leading provider of integrated water treatment and process improvement services, chemicals and equipment programs for industrial and institutional applications. The company currently serves more than 70,000 customer locations representing a broad range of end markets. It has established a global presence with more than 11,000 employees operating in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers. For more information visit www.nalco.com.

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com. Adjusted EBITDA is a non-GAAP measure used to determine compliance with the Company’s debt covenants. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Minority Interest charges. Adjustments to net earnings are identified in Attachments 7A and 7B. The adjustments represent those items included in Nalco’s income statement that are either one-time in nature, support incremental cost reduction programs, or – in the case of the profit-sharing reimbursements by our former owner – are unusual when compared to other companies. In addition, Nalco discusses sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs). The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.    Condensed Consolidated Balance Sheets (Unaudited)

2.    Condensed Consolidated Statements of Operations (Unaudited)

3.    Condensed Consolidated Statements of Cash Flows (Unaudited)

4.    Segment Information (Unaudited)

5.    EBITDA and Adjusted EBITDA (Unaudited)

6.    Free Cash Flow (Unaudited)

7.    Earnings Per Share and Share Base (Unaudited)

8.	Condensed Consolidated Statements of Operations – 2006 Results Reclassified to Conform with 2007 Presentation (Unaudited)

9.    Segment Information – 2006 Results Reclassified to Conform with 2007 Presentation (Unaudited)

Nalco Holding Company and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)

	(Unaudited) March 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$41.6	$37.3
Accounts receivable, less allowances of $20.4 in 2007 and $19.0 in 2006	692.4	695.3
Inventories:
Finished products	284.1	264.5
Materials and work in process	75.0	76.2
	359.1	340.7
Prepaid expenses, taxes and other current assets	80.6	94.1
Total current assets	1,173.7	1,167.4
Property, plant, and equipment, net	737.1	743.4
Intangible assets:
Goodwill	2,312.3	2,299.9
Other intangibles, net	1,156.8	1,169.5
Other assets	260.5	276.3
Total assets	$5,640.4	$5,656.5
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$286.4	$288.2
Short-term debt	150.4	150.2
Other current liabilities	275.2	281.0
Total current liabilities	712.0	719.4
Other liabilities:
Long-term debt	3,022.7	3,038.6
Deferred income taxes	285.1	314.3
Accrued pension benefits	422.6	430.7
Other liabilities	255.2	250.0
Minority interest	12.8	12.6
Shareholders’ equity	930.0	890.9
Total liabilities and shareholders’ equity	$5,640.4	$5,656.5

ATTACHMENT 1

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2007	Three Months ended March 31, 2006
Net sales	$909.3	$849.4
Operating costs and expenses:
Cost of product sold	503.5	475.0
Selling, administrative, and research expenses	288.4	271.5
Amortization of intangible assets	15.2	17.3
Business optimization expenses	—	3.8
Total operating costs and expenses	807.1	767.6
Operating earnings	102.2	81.8
Other income (expense), net	(0.3)	1.2
Interest income	2.6	1.7
Interest expense	(68.3)	(66.3)
Earnings before income taxes and minority interests	36.2	18.4
Income tax provision	14.7	7.9
Minority interests	(1.9)	(1.7)
Net earnings	$19.6	$8.8
Net earnings per share:
Basic	$0.14	$0.06
Diluted	$0.13	$0.06
Weighted-average shares outstanding (millions):
Basic	143.6	142.8
Diluted	148.0	146.6
Cash dividends declared per share	$0.035	$—

ATTACHMENT 2

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2007	Three Months ended March 31, 2006
Operating activities
Net earnings	$19.6	$8.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	31.8	32.4
Amortization	15.2	17.3
Amortization of deferred financing costs and accretion of senior discount notes	11.2	9.6
Other, net	1.3	(5.5)
Changes in operating assets and liabilities	(21.2)	(3.8)
Net cash provided by operating activities	57.9	58.8
Investing activities
Additions to property, plant, and equipment, net	(21.1)	(14.6)
Other	0.6	(0.3)
Net cash used for investing activities	(20.5)	(14.9)
Financing activities
Changes in short-term debt, net	(7.5)	10.3
Proceeds from long-term debt	—	3.3
Repayments of long-term debt	(24.0)	(45.1)
Other	(1.9)	(0.8)
Net cash used for financing activities	(33.4)	(32.3)
Effect of exchange rate changes on cash and cash equivalents	0.3	0.4
Increase in cash and cash equivalents	4.3	12.0
Cash and cash equivalents at beginning of period	37.3	30.8
Cash and cash equivalents at end of period	$41.6	$42.8

ATTACHMENT 3

Nalco Holding Company and Subsidiaries
Segment Information
(Unaudited)
(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended March 31, 2007	Three Months ended March 31, 2006
Industrial and Institutional Services	$406.3	$381.5
Energy Services	272.0	246.6
Paper Services	179.3	176.1
Other	51.7	45.2
Net sales	$909.3	$849.4

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes and minority interests:

	Three Months ended March 31, 2007	Three Months ended March 31, 2006
Segment direct contribution:
Industrial and Institutional Services	$88.0	$80.1
Energy Services	55.8	48.6
Paper Services	25.0	26.4
Other*	(18.1)	(20.0)
Capital charge elimination	20.1	19.2
Total segment direct contribution	170.8	154.3
Expenses not allocated to segments:
Administrative expenses	53.4	51.4
Amortization of intangible assets	15.2	17.3
Business optimization expenses	—	3.8
Operating earnings	102.2	81.8
Other income (expense), net	(0.3)	1.2
Interest income	2.6	1.7
Interest expense	(68.3)	(66.3)
Earnings before income taxes and minority interests	$36.2	$18.4

* Includes certain costs not allocated to segments, but deducted in arriving at direct contribution.

ATTACHMENT 4

Nalco Holding Company and Subsidiaries
EBITDA and Adjusted EBITDA (Unaudited)
(dollars in millions)

	Three Months ended March 31, 2007	Three Months ended March 31, 2006
Net earnings	$19.6	$8.8
Income tax provision	14.7	7.9
Interest expense, net of interest income	65.7	64.6
Depreciation	31.8	32.4
Amortization	15.2	17.3
EBITDA	147.0	131.0
Business optimization expenses	—	3.8
Asset write-offs	—	0.9
Profit sharing expense funded by Suez	3.8	3.5
Pension settlement	—	0.3
Franchise taxes	0.8	0.8
Non-cash rent expense	2.6	2.6
Non-wholly owned entities	0.2	0.6
Loss on sale, net of expenses	0.2	0.1
Other unusual charges	3.4	0.3
Adjusted EBITDA	$158.0	$143.9

ATTACHMENT 5

Nalco Holding Company and Subsidiaries
Free Cash Flow
(Unaudited)
(dollars in millions)

	Three Months ended March 31, 2007	Three Months ended March 31, 2006
Net cash provided by operating activities	$57.9	$58.8
Minority interests	(1.9)	(1.7)
Additions to property, plant, and equipment, net	(21.1)	(14.6)
Free cash flow	$34.9	$42.5

ATTACHMENT 6

Nalco Holding Company and Subsidiaries
Earnings Per Share and Share Base
(Unaudited)
(dollars in millions, except per share data)

		Three Months ended March 31, 2007		Three Months ended March 31, 2006
		Actual	Per Share*	Actual	Per Share*
Net earnings		$19.6	$0.13	$8.8	$0.06
Net earnings was reduced by the following items (after tax):
Business optimization expenses	Bus Opt Exp	$—	—	$2.4	$0.02
Profit sharing expense funded by Suez	COGS/SGA	2.5	0.02	2.3	0.02
Other unusual charges	COGS/SGA/OIOE	2.2	0.01	0.2	—
		$4.7		$4.9
Memo Only
Net earnings was reduced by the following items (pre tax):
Business optimization expenses	Bus Opt Exp	$—	—	$3.8	$0.03
Profit sharing expense funded by Suez	COGS/SGA	3.8	0.03	3.5	0.02
Other unusual charges	COGS/SGA/OIOE	3.4	0.02	0.3	—
		$7.2		$7.6
Weighted-average shares outstanding (millions):
Basic			143.6		142.8
Diluted			148.0		146.6

* Diluted

ATTACHMENT 7

Nalco Holding Company and Subsidiaries
Condensed Consolidated Statements of Operations
2006 Results Reclassified to Conform with 2007 Presentation
(Unaudited)
(dollars in millions, except per share data)

	Three Months ended March 31, 2006	Three Months ended June 30, 2006	Three Months ended Sept. 30, 2006	Three Months ended Dec. 31, 2006	Year ended Dec. 31, 2006
Net sales	$849.4	$891.0	$915.4	$946.8	$3,602.6
Operating costs and expenses:
Cost of product sold	475.0	499.5	506.2	511.6	1,992.3
Selling, administrative, and research expenses	271.5	266.8	273.6	285.8	1,097.7
Amortization of intangible assets	17.3	17.5	17.6	17.7	70.1
Business optimization expenses	3.8	1.8	3.0	0.9	9.5
Total operating costs and expenses	767.6	785.6	800.4	816.0	3,169.6
Operating earnings	81.8	105.4	115.0	130.8	433.0
Other income (expense), net	1.2	(1.9)	0.1	(3.8)	(4.4)
Interest income	1.7	2.3	2.4	2.7	9.1
Interest expense	(66.3)	(68.1)	(68.9)	(68.7)	(272.0)
Earnings before income taxes and minority interests	18.4	37.7	48.6	61.0	165.7
Income tax provision	7.9	14.4	16.2	20.4	58.9
Minority interests	(1.7)	(1.8)	(1.7)	(2.7)	(7.9)
Net earnings	$8.8	$21.5	$30.7	$37.9	$98.9
Net earnings per share:
Basic	$0.06	$0.15	$0.21	$0.26	$0.69
Diluted	$0.06	$0.15	$0.21	$0.26	$0.67
Weighted-average shares outstanding (millions):
Basic	142.8	142.9	143.0	143.0	143.0
Diluted	146.6	146.6	146.6	147.0	146.7

ATTACHMENT 8

Nalco Holding Company and Subsidiaries
Segment Information
2006 Results Reclassified to Conform with 2007 Presentation
(Unaudited)
(dollars in millions)

	Three Months ended March 31, 2006	Three Months ended June 30, 2006	Three Months ended Sept. 30, 2006	Three Months ended Dec. 31, 2006	Year ended Dec. 31, 2006
Industrial and Institutional Services	$381.5	$392.4	$409.4	$421.8	$1,605.1
Energy Services	246.6	259.5	267.3	279.8	1,053.2
Paper Services	176.1	178.4	181.5	186.9	722.9
Other	45.2	60.7	57.2	58.3	221.4
Net sales	$849.4	$891.0	$915.4	$946.8	$3,602.6
Segment direct contribution:
Industrial and Institutional Services	$80.1	$85.0	$98.2	$97.3	$360.6
Energy Services	48.6	55.3	58.3	63.0	225.2
Paper Services	26.4	26.8	29.0	33.0	115.2
Other	(20.0)	(15.2)	(15.1)	(5.8)	(56.1)
Capital charge elimination	19.2	18.9	19.4	19.6	77.1
Total segment direct contribution	154.3	170.8	189.8	207.1	722.0
Expenses not allocated to segments:
Administrative expenses	51.4	46.1	54.2	57.7	209.4
Amortization of intangible assets	17.3	17.5	17.6	17.7	70.1
Business optimization expenses	3.8	1.8	3.0	0.9	9.5
Operating earnings	81.8	105.4	115.0	130.8	433.0
Other income (expense), net	1.2	(1.9)	0.1	(3.8)	(4.4)
Interest income	1.7	2.3	2.4	2.7	9.1
Interest expense	(66.3)	(68.1)	(68.9)	(68.7)	(272.0)
Earnings before income taxes and minority interests	$18.4	$37.7	$48.6	$61.0	$165.7

ATTACHMENT 9